SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2014

Camp Nine, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-184881	45-5401931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

550 Sylvan Avenue, Suite 101, Englewood Cliffs, NJ 07632
(Address of principal executive offices)

Registrant’s telephone number, including area code:

____________________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

On May 14, 2014, we closed a private offering of Class A Preferred Convertible Stock (the “Class A Stock”) sold at a price of $0.60 per share, par value $0.001. A total of 3,337,310 shares of Class A Stock (the “Shares”) were sold to a total of 10 purchasers, resulting in total proceeds of $2,000,000. The shares were offered exclusively to accredited investors and the offering and sale of the shares was exempt from registration under Rule 506 of Regulation D.

Description of Class A Shares. A description of the rights and preferences of the Class A Stock is as follows:

•	Dividend rights. The Class A Stock shall, with respect to dividend rights, be entitled to two times the amount of any dividend granted by the Board of Directors of the Company to the holders of common stock, par value $0.001 per share.
•	Liquidation Preference. In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the Holders of Class A Stock shall be entitled to participate in any distribution out of the assets of the Corporation on an equal basis per share with the holders of the Company’s common stock.
•	Voting. The holders of Class A Stock shall have no right to vote on any matter submitted to a vote of the holders of the Company’s common stock, including the election of directors.
•	Conversion. The Class A Stock is automatically converted on a monthly basis into common stock by action of the Corporation, in the event the total of all shares of common stock and Class A Stock held by the shareholder do not exceed 9.9% of the issued and outstanding shares of common stock of the company. In no event, can Class A Stock be converted into common stock of the Corporation if such conversion would cause the holder to own, beneficially or otherwise, more than 9.9% of the Company’s stock.

The foregoing description of the Class A Stock is qualified in its entirety by the Certificate of Designation for the Class A Preferred Convertible Shares attached hereto as Exhibit 4.1.

The Shares sold in the offering are subject to a lock up letter agreement. If we enter into the share exchange described in the Form 8K filed on May 5, 2014, then the holders of the Shares will not be able to, directly or indirectly, sell or otherwise transfer the Shares for a period of 12 months from the execution of the share exchange agreement.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits

Exhibit No.	Description
4.1	Certificate of Designation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMP NINE, INC.

/s/ Elliot Maza

Elliot Maza
President, Chief Executive Officer

Date: May 19, 2014

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